SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 23, 2014

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2014, Pacific Ethanol, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with the holders of the Company’s Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”), pursuant to which the Company agreed to pay to the holders of the Company’s Series B Preferred Stock an aggregate of $1,462,984 of the accrued and unpaid dividends owed to the holders through the issuance of an aggregate of 120,316 shares (the “Shares”) of the Company’s common stock. In connection with the issuance of the Shares, each of the holders agreed to forbear from exercising such holder’s rights, if any, held by such holder with respect to the remaining accrued and unpaid dividends through November 30, 2015. Under the terms of the Letter Agreement, the Company agreed to issue to each of the holders the number of shares of the Company’s common stock equal to the quotient obtained by dividing (a) the payment amount of the accrued and unpaid dividends owed to such holder set forth in the letter agreement, by (b) $12.16 (the closing price per share of the Company’s common stock on The Nasdaq Capital Market on May 21, 2014). As of May 22, 2014, an aggregate of approximately $3.7 million of accrued and unpaid dividends were owed to the holders of the Company’s Series B Preferred Stock.

The Shares were issued and sold pursuant to an effective registration statement on Form S-3 (Registration No. 333-195364, as supplemented to date, the “Registration Statement”).

The forgoing description is intended to provide a summary of the material terms of the Letter Agreement. This summary is qualified in its entirety by reference to the Letter Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

In connection with the offering discussed in Item 1.01, the legal opinion letter of Troutman Sanders LLP, counsel to the Company, regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.  The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Number	Description

	5.1	Opinion of Troutman Sanders LLP (*)

	10.1	Letter Agreement, dated May 23, 2014, by and among the Company and the holders of the Company’s Series B Cumulative Convertible Preferred Stock (*)(**)

__________________

(*)	Filed herewith.
(**)	The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2014	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Number	Description

5.1	Opinion of Troutman Sanders LLP

10.1	Letter Agreement, dated May 23, 2014, by and among the Company and the holders of the Company’s Series B Cumulative Convertible Preferred Stock

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